EXHIBIT 99
August 22, 2005
JAFRA ANNOUNCES FILING DELAY
Releases Preliminary Second Quarter 2005 Unaudited Operating Results
WESTLAKE VILLAGE, California, August 22, 2005 — Jafra Worldwide Holdings (Lux) S.àR.l. and subsidiaries, doing business as Jafra Cosmetics International (“Jafra” or “the Company”), announced today that, as discussed in its Form 12b-25 filed with the Securities and Exchange Commission, preparation of its financial statements will not be completed within the prescribed time period for filing the second quarter 2005 Form 10-Q.
As Jafra previously reported, it dismissed its former independent accountants on July 7, 2005 and is in the process of engaging new independent accountants. Once engaged, the new accountants will need to review Jafra’s financial statements for the quarter ended June 30, 2005 and will be engaged to audit Jafra’s financial statements for the year ending December 31, 2005. In addition, Jafra has currently determined that its revenue should be recorded at the point of delivery, rather than the time of shipment, which may contribute to a further delay in finalizing the second quarter 2005 financial statements.
The review of Jafra’s financial statements is currently expected to be completed in the third quarter at which time Jafra intends to promptly file its Form 10-Q. Jafra does not expect to be delayed in filing its Form 10-Q for the third quarter of 2005.
In the interest of providing information to its bondholders with respect to the quarter ended June 30, 2005, however, Jafra is announcing the following financial results for that quarter. Jafra cautions bondholders that all of these results are subject to change, possibly materially, following the review of the second quarter financial statements. In addition, Jafra notes that this information does not represent all of the information that would be included in a Quarterly Report on Form 10-Q with respect to the second quarter of 2005.
The following table represents selected components of Jafra’s estimated results of operations, in millions of dollars and as percentages of net sales.

	Three Months Ended June 30,				Six Months Ended June 30,
	2005*		2004		2005*		2004
Net sales	$102.3	100.0%	$103.7	100.0%	$199.1	100.0%	$206.8	100.0%
Cost of sales	22.0	21.5	23.9	23.0	43.5	21.8	48.0	23.2

Gross profit	80.3	78.5	79.8	77.0	155.6	78.2	158.8	76.8
Selling, general and administrative expenses	60.7	59.3	60.9	58.7	121.0	60.8	124.2	60.1
Transaction related expenses	—	—	26.1	25.2	—	—	29.5	14.3
Restructuring and impairment charges	—	—	0.9	0.9	—	—	2.8	1.3

Income (loss) from operations	19.6	19.2	(8.1)	(7.8)	34.6	17.4	2.3	1.1
* Financial information for the three and six months ended June 30, 2005 were based upon revenue being recognized at point of delivery.

About Jafra
Jafra is a direct seller of skin and body care products, color cosmetics, fragrances and other personal care products. Jafra sells its Jafra brand products through a direct selling network of approximately 420,000 independent consultants who market and sell Jafra’s products to their customers. Jafra operates in three primary markets: Mexico, the United States and Europe. In Europe, Jafra operates in Germany, Switzerland, Italy, Austria, Holland and several other countries through distributors. More information about Jafra and its products can be found on the Company’s website, http://www.jafra.com.
The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results, and are referred to the documents filed by the Company with the Securities and Exchange Commission, specifically the most recent reports on Form 10-K and Form 10-Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including risks associated with future growth, dependence on new product offerings, currency adjustments, international operations, competition, and financial risk management, among others. The Company undertakes no obligation to update any such forward-looking statements.

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